EXHIBIT 23.2

We consent to the incorporation by reference of our report dated February 2, 2000, with respect to the financial statements of American Capital Strategies, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 in the Registration Statement (Form S-8 No. 333- ) pertaining to American Capital Strategies, Ltd.'s Employee Investment and Stock Ownership Plan, filed with the Securities and Exchange Commission


                                            /s/ Ernst & Young LLP
                                            --------------------------

McLean, Virginia
April 5, 2000